SECOND AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                        THE PRUDENTIAL INSTITUTIONAL FUND

     This Second Amendment to the Certificate of Trust (the "Certificate") of The Prudential Institutional Fund (the "Business Trust") is being executed as of October , 1996, for the purpose of amending the terms of the Certificate, as originally filed in the Office of the Secretary of the State of Delaware on May 11, 1992, to reflect the change in current paragraph FIRST giving the name of the Business Trust.

     NOW, THEREFORE, the undersigned do hereby certify as follows:

          1. The Certificate is hereby amended by changing current paragraph FIRST as follows:

               "FIRST: The name of the Business Trust is Prudential Dryden
          Fund."

          2. This Second Amendment to the Certificate shall become effective on October 30, 1996.

          3. Except as amended pursuant to the foregoing paragraph, the Certificate is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the undersigned, being the Trustees of the Business Trust, have duly executed this Amendment to the Certificate as of the day and year first above written.

                                          TRUSTEES


                                          -----------------------------
                                          Mark R. Fetting


                                          -----------------------------
                                          David A. Finley


                                          -----------------------------
                                          William E. Fruhan, Jr.


                                          -----------------------------
                                          August G. Olsen


                                          -----------------------------
                                          Herbert G. Stolzer

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